CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-28428, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032 and 333-143063) of Baxter International Inc. of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
June 29, 2009